Exhibit 99.3

NOTICE TO HOLDERS OF 6.00% SERIES E CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE JANUARY 31, 2025

OF

ATLANTIC POWER CORPORATION

On January 14, 2021, Atlantic Power Corporation (“Atlantic Power” or the “Company”), Atlantic Power Preferred Equity Ltd. (“APPEL”) and Atlantic Power Limited Partnership entered into an arrangement agreement, as amended on April 1, 2021 and April 29, 2021 (the “Arrangement Agreement”) with Tidal Power Holdings Limited (“Bidco”) and Tidal Power Aggregator, L.P. (together with Bidco, the “Purchasers”). The Purchasers are each affiliates of infrastructure funds managed by I Squared Capital Advisors (US) LLC. Under the terms of the Arrangement Agreement, Bidco will directly or indirectly acquire all of the outstanding common shares of the Company (the “Common Shares”) for US$3.03 in cash per Common Share (less applicable withholdings) and all of the outstanding preferred shares of Atlantic Power Preferred Equity Ltd. (the “Preferred Shares”) will be transferred to APPEL for C$22.00 in cash per Preferred Share (less applicable withholdings) pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) (the “Proposed Transaction”). The Proposed Transaction has been approved by the holders of Common Shares and Preferred Shares and the closing of the Proposed Transaction (the “Closing”) is expected to occur on or about May 14, 2021. Additional information regarding the Proposed Transaction can be found in the management information circular of Atlantic Power dated March 2, 2021, a copy of which is available on SEDAR at www.sedar.com and on Atlantic Power’s website.

Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed thereto in the trust indenture dated December 17, 2009, as supplemented by the fourth supplemental indenture dated November 29, 2012 and the seventh supplemental indenture dated January 29, 2018 (collectively, the “Indenture”) governing the 6.00% Series E convertible, unsecured subordinated debentures (the “Convertible Debentures”).

As of April 29, 2021, the aggregate outstanding principal amount of Convertible Debentures was C$115,000,000. The Convertible Debentures are convertible at any time by the holders thereof (“Debentureholders”) pursuant to the terms of the Indenture. The Conversion Price for each Common Share to be issued upon the conversion of the Convertible Debentures is C$4.20 per Common Share (being a conversion ratio of approximately 238.0952 Common Shares for each C$1,000 principal amount of Convertible Debentures so converted).

The completion of the Arrangement constitutes a “Cash Change of Control” under the Indenture, as it is a Change of Control in which 10% or more of the consideration for the Common Shares consists of cash or cash equivalents. Upon the occurrence of a Cash Change of Control, each Debentureholder is entitled to receive, in addition to the number of Common Shares that such Debentureholder is entitled to receive upon the conversion of the Convertible Debentures into Common Shares at the Conversion Price, an additional number of Common Shares per C$1,000 principal amount Convertible Debentures equal to the Make Whole Premium (as defined in the Indenture) (the “Make Whole Premium Shares”). Assuming the Proposed Transaction closes on May 14, 2021 in accordance with the terms of the Arrangement Agreement and based on a USD/CAD daily exchange rate of US$1 = C$1.2292, being the rate quoted by the Bank of Canada on April 29, 2021, the eleventh trading day before May 14, 2021 (the “Exchange Rate”), the Make Whole Premium Shares will be 37.6857 Common Shares per C$1,000 principal amount of Convertible Debentures. As a result, the effective Conversion Price for a holder entitled to receive Make Whole Premium Shares is approximately C$3.63 per Common Share (being a conversion ratio of approximately 275.7809 Common Shares for each C$1,000 principal amount of Convertible Debentures so converted).

In order to receive the value represented by the Make Whole Premium Shares, Debentureholders must convert their Convertible Debentures within the period beginning on the day that is 10 trading days prior to the Closing and continuing for 30 calendar days following the delivery of the Change of Control Notice on Closing (the “Make Whole Conversion Period”).

If Convertible Debentures are converted during the Make Whole Conversion Period and in advance of 4:00 p.m. (Toronto Time) on the third business day prior to the Closing (the “Conversion Deadline”), each holder of Convertible Debentures so converted will receive, in connection with such conversion and the Proposed Transaction: (i) US$3.03 per Common Share issued on conversion of the Convertible Debentures; (ii) US$3.03 per Make Whole Premium Share issuable to the holder pursuant to the terms of the Indenture; and (iii) accrued and unpaid interest from and including the most recent Interest Payment Date up to, but excluding, the Date of Conversion, payable in Canadian dollars (less applicable withholdings) (the “Transaction Consideration”). In lieu of issuing fractional Common Shares to Debentureholders, each such Debentureholder will be entitled to receive a cash amount in Canadian dollars (rounded to the nearest cent) equal to the product of (i) US$3.03 and (ii) any such fractional Common Share which such Debentureholder would otherwise be entitled to receive upon conversion of their Convertible Debentures, as calculated on the basis of the Exchange Rate.

As of the date of Closing, the conversion entitlement of the Indenture will be adjusted in accordance with Section 6.5(d) of the Indenture, such that if Convertible Debentures are converted after the Conversion Deadline but prior to the expiry of the Make Whole Conversion Period, such Convertible Debentures will be exchanged for a cash amount in Canadian dollars equivalent to the Transaction Consideration, including in respect of the Make Whole Premium Shares and calculated on the basis of the Exchange Rate and, following the expiry of the Make Whole Conversion Period, will be convertible into C$3.72 in lieu of each Common Share previously issuable on a conversion of the Convertible Debentures.

Registered holders of Convertible Debentures may convert all or part of their Convertible Debentures by duly completing and signing the conversion form (the “Conversion Notice”) attached to the Indenture and delivering the Conversion Notice, together with the Convertible Debenture(s) that are the subject of the conversion, to Computershare Trust Company of Canada (the “Trustee”) at the Trustee’s offices located at 100 University Avenue, 8th Floor, Toronto, Ontario. Registered holders of Convertible Debentures who wish to convert their Convertible Debentures prior to the Conversion Deadline and conditional upon the Closing of the Proposed Transaction must complete and sign the conditional conversion notice (the "Conditional Conversion Notice") available by contacting the Trustee at 1-800-564-6253, and delivering it to the Trustee prior to the Conversion Deadline at the Trustee's offices located at 100 University Avenue, 8th Floor, Toronto, Ontario.

As of the date hereof, all of the Convertible Debentures are registered in the name of a nominee of CDS. As a result, you are likely a non-registered beneficial holder of Convertible Debentures.

Beneficial holders who hold their Convertible Debentures through a broker, nominee or intermediary and who wish to convert unconditionally or conditionally should provide such instructions to their broker, nominee or intermediary, as applicable. Beneficial holders who wish to convert their Convertible Debentures prior to the Conversion Deadline and conditional upon the Closing of the Proposed Transaction should follow the instructions provided by their broker, nominee or intermediary in that regard. CDS may impose a deadline earlier than the Conversion Deadline for beneficial holders wishing to convert their Convertible Debentures prior to the Conversion Deadline and conditional upon Closing of the Proposed Transaction. Beneficial holders should consult their brokers, nominees or intermediaries, as applicable, as soon as possible for assistance regarding converting their Convertible Debentures to ensure that their conversion request is received by the Trustee by 4:00 p.m. (Toronto time) on May 11, 2021.

In addition to the right to convert their Convertible Debentures and receive the Transaction Consideration (or, following Closing, a cash amount in Canadian dollars equivalent to the Transaction Consideration) as described above, following Closing, Debentureholders will also have the right to require the Company to purchase their Convertible Debentures at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (less applicable withholdings) (the “Put Right”). The Put Right will be exercisable for a period of 30 calendar days following the delivery of the Change of Control Notice to Debentureholders on Closing. Debentureholders that exercise the Put Right will not receive the Transaction Consideration. Atlantic Power will provide more details on the exercise of the Put Right in a separate notice to Debentureholders once the Closing has occurred.

During the Make Whole Conversion Period, holders may elect to convert the Convertible Debentures in accordance with the Indenture as described above, by notifying their brokers, intermediaries or the Trustee as applicable.

If the Closing occurs:

(a)	any Debentureholder who converts Convertible Debentures during the Make Whole Conversion Period and prior to the Conversion Deadline will receive the Transaction Consideration;

(b)	any Convertible Debentures which are not converted prior to the Conversion Deadline will remain outstanding after Closing and will be defeased as further described below; and

(c)	any Debentureholder who converts Convertible Debentures after the Conversion Deadline but prior to the expiry of the Make Whole Conversion period will receive a cash amount in Canadian dollars equivalent to the Transaction Consideration, calculated on the basis of the Exchange Rate.

Consequences of Unconditional and Conditional Conversions prior to the Conversion Deadline if Closing does not occur

If Debentureholders convert Convertible Debentures unconditionally in advance of the Conversion Deadline and the Closing does not occur, their Convertible Debentures will be converted into Common Shares at a price equal to the Conversion Price under the Indenture and will have no entitlement to any Make Whole Premium Shares. Under the terms of the Indenture, the Conversion Price for each Common Share to be issued upon the conversion of the Convertible Debentures is C$4.20 per Common Share. The Conversion Price is not currently “in the money” prior to giving effect to the Make Whole Premium as it is less than the current trading price of the Common Shares on the Toronto Stock Exchange and New York Stock Exchange.

If Debentureholders convert Convertible Debentures in advance of the Conversion Deadline and conditional upon Closing of the Proposed Transaction, and the Closing does not occur, their conditional conversion will be considered to be null and void and their Convertible Debentures will not be converted. Beneficial holders who wish to convert their Convertible Debentures prior to the Conversion Deadline and conditional upon the Closing of the Proposed Transaction should follow the instructions provided by their broker, nominee or intermediary in that regard.

Defeasance

Atlantic Power intends to enter into one or more escrow or trust agreements with the Trustee in order to defease all outstanding Convertible Debentures effective as of immediately prior to the Closing, the whole pursuant to section 9.5 of the Indenture.

The Indenture provides that, in order to defease the Convertible Debentures, Atlantic Power is required, among other things, to deposit or cause to be deposited with the Trustee as trust funds or property in trust, for the purpose of making payment on the Convertible Debentures, either (i) an amount in Canadian dollars sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or redemption date or upon conversion or otherwise, as the case may be, including the maximum amount that may be payable as a Make Whole Premium, or (ii) an amount in Canadian dollars of direct obligations of (or obligations guaranteed by) the Government of Canada as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date or upon conversion or otherwise, as the case may be, including the maximum amount that may be payable as a Make Whole Premium.

In connection with the defeasance of outstanding Convertible Debentures at Closing, and if the Closing occurs:

(i)	Atlantic Power expects to de-list the Convertible Debentures and the Common Shares from the Toronto Stock Exchange (“TSX”) and to de-list the Common Shares from the New York Stock Exchange (“NYSE”), which may significantly and adversely affect the liquidity of the Convertible Debentures and their use as margin security;

(ii)	Atlantic Power intends to apply to Canadian securities regulators to cease being a reporting issuer, or to be exempt from its reporting obligations as a Canadian reporting issuer, and also intends to file to deregister under the U.S. Securities Exchange Act of 1934;

(iii)	the Convertible Debentures shall no longer be convertible into Common Shares and, if converted after the Conversion Deadline but prior to the expiry of the Make Whole Conversion Period, holders of Convertible Debentures so converted will be entitled to receive C$3.72 in lieu of each Common Share that was previously issuable under the Indenture (including C$3.72 per Make Whole Premium Share if converted after the Conversion Deadline but prior to the expiry of the Make Whole Conversion Period), and accrued and unpaid interest from and including the most recent Interest Payment Date up to, but excluding, the Date of Conversion; and

(iv)	except as otherwise provided in the Indenture, Convertible Debentures which remain outstanding following the expiry of the Make Whole Conversion Period will continue to receive interest until, and the repayment of principal upon the redemption date of the Convertible Debentures. Following the defeasance, the Company intends to redeem the Convertible Debentures at par on January 31, 2023 and the Convertible Debentures will continue to bear interest at a rate of 6.00% per annum, payable semi-annually in arrears, up to, but excluding, January 31, 2023.

Convertible Debentures which are not converted prior to the expiry of the Make Whole Conversion Period will continue to be convertible into C$3.72 in lieu of each Common Share that was previously issuable under the Indenture but will be “out-of-the-money” as Debentureholders will no longer be entitled to receive the Canadian dollar equivalent of the Make Whole Premium Shares.

Holders are advised to consult with their own tax, legal and financial advisors as to the implications to them of the foregoing.

Conversion Mechanics

Registered holders wishing to convert their Convertible Debentures must deliver their Conversion Notices or Conditional Conversion Notices in person, by registered mail or courier to the Trustee at the address noted above.

Beneficial holders of Convertible Debentures who wish to convert their Convertible Debentures and participate in the Proposed Transaction should consult their brokers, intermediaries and the Trustee, as applicable, as soon as possible for assistance regarding their conversion and to ensure that their Convertible Debentures are converted within the Make Whole Conversion Period.

Conversions by Debentureholders resident outside of Canada may be subject to applicable stamp or security transfer taxes or other governmental charges. Such Debentureholders should consult with their financial advisors to determine whether any such payments are required. Conversions will not be considered valid unless all applicable stamp, security transfer taxes or other governmental charges have been paid. Please also see the discussion below under the heading “Certain Canadian Federal Income Tax Considerations”.

Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) related to the transactions contemplated in this notice (assuming that the Closing occurs) to a Debentureholder who, for purposes of the Tax Act and at all relevant times, (i) deals at arm’s length with and is not affiliated with the Company, (ii) beneficially owns their Convertible Debentures including all entitlements to payments thereunder, (iii) has not entered and will not enter into, in respect of their Convertible Debentures, a “synthetic disposition arrangement” or a “derivative forward agreement” (each as defined in the Tax Act), and (iv) holds the Convertible Debentures as capital property (a “Holder”). Generally, the Convertible Debentures will be capital property to a Holder provided that the Holder does not acquire or hold the Convertible Debentures in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, administrative or judicial action, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

The discussion in this summary is limited to the principal Canadian federal income tax considerations arising to a Holder solely as a result of (i) the conversion of Convertible Debentures during the Make Whole Conversion Period prior to the Conversion Deadline (the “Pre-Closing Conversion”), (ii) the defeasance of the Convertible Debentures and (iii) the conversion of Convertible Debentures during the Make Whole Conversion Period after the Conversion Deadline (the “Post-Closing Conversion”). This summary does not describe the Canadian federal income tax considerations of the Arrangement to a Holder that acquires Common Shares pursuant to the conversion of their Convertible Debentures (including as a result of the Pre-Closing Conversion). For a discussion of the Canadian federal income tax consequences of the Arrangement to holders of Common Shares, Holders should review the Company’s management information circular and proxy statement dated March 2, 2021 in respect of the special meetings of the holders of the Common Shares of the Company and the Preferred Shares of Atlantic Power Preferred Equity Ltd. to approve the Arrangement, a copy of which is available on SEDAR under the Company’s profile at www.sedar.com.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders should consult with their own tax advisors for advice regarding the tax consequences to them of the Pre-Closing Conversion, the Post-Closing Conversion, or the defeasance, having regard to their own particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Convertible Debentures and Common Shares acquired on the exercise of Convertible Debentures must be determined in Canadian dollars. Any such amount that is expressed or denominated in a currency other than Canadian dollars must be converted into Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be, resident in Canada (a “Resident Holder”). This portion of the summary is not applicable to a Holder (i) an interest in which is a “tax shelter investment”, (ii) that is a “financial institution” (for the purposes of the “mark-to-market” rules) or a “specified financial institution”, or (iii) that has made a functional currency reporting election to report its “Canadian tax results” in a currency other than Canadian currency, each as defined in the Tax Act. In addition, this portion of the summary does not apply to a Holder that is exempt from tax under Part I of the Tax Act. Such Holders should consult with their own tax advisors having regard to their particular circumstances.

Resident Holders whose Convertible Debentures might not otherwise be considered to be capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the Convertible Debentures and all other “Canadian securities”, as defined in the Tax Act, owned by such Resident Holder in the taxation year, and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult with their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

This summary does not address the possible application of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act to a Holder that (i) is a corporation resident in Canada and (ii) is (or does not deal at arm’s length with a corporation resident in Canada that is), or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of Common Shares, controlled by a non-resident person or, if no single non-resident person has control, by a group of non-resident persons that do not deal with each other at arm’s length for the purposes of such rules. Such Holders should consult their own tax advisors with respect to the possible application of these rules.

Pre-Closing Conversion of Convertible Debentures

On a Pre-Closing Conversion of Convertible Debentures, all accrued and unpaid interest outstanding in respect of the Convertible Debentures up to, but excluding, the Date of Conversion will be paid in full. A Resident Holder will be required to include all such interest in computing its income under the Tax Act for the taxation year in which the Date of Conversion occurs, to the extent such amount has not otherwise been included in income in a preceding taxation year.

On a Pre-Closing Conversion, a Resident Holder will be considered, for purposes of the Tax Act, to have disposed of such Convertible Debentures for proceeds of disposition equal to the fair market value, at the date of such disposition, of the Common Shares (and any cash delivered in lieu of a fraction of a Common Share) received by such Resident Holder and the amount of cash received by such Resident Holder in respect of the Make Whole Premium (other than any amount received or deemed to be received on account of interest) in connection with the Pre-Closing Conversion. The Resident Holder will recognize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of the Convertible Debentures to the Resident Holder and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Taxation of Capital Gains and Capital Losses”.

Any amount considered to be paid by the Company to a Resident Holder as a penalty or bonus because the Pre-Closing Conversion of a Convertible Debenture occurs before the maturity thereof will be deemed to be interest received at that time by the Resident Holder, to the extent that such amount can reasonably be considered to relate to, and does not exceed the value at the time of the Pre-Closing Conversion of, the interest that would have been paid or payable on the Convertible Debenture for a taxation year ending after the Pre-Closing Conversion had the Convertible Debenture not been converted. Resident Holders should consult their own tax advisors in this regard.

A Resident Holder will generally be considered to have acquired the Common Shares on a Pre-Closing Conversion at a cost equal to the fair market value of such Common Shares at the time of the Pre-Closing Conversion. The adjusted cost base to a Resident Holder of Common Shares at a particular time will generally be determined by averaging the cost of such Common Shares with the adjusted cost base of any other Common Shares held by such Resident Holder as capital property at that time.

Defeasance

Convertible Debentures that are not validly converted during the Make Whole Conversion Period prior to the Conversion Deadline will be defeased effective as of the date of the Closing of the Proposed Transaction. Upon defeasance of the Convertible Debentures, the Company will be deemed to have fully paid, satisfied and discharged the Convertible Debentures. These transactions will result in a deemed disposition of Convertible Debentures for proceeds of disposition equal to the fair market value of the rights received by the Resident Holder as a result of the defeasance. The Resident Holder will recognize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of the Convertible Debentures to the Resident Holder and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Taxation of Capital Gains and Capital Losses”.

Resident Holders should consult with their own tax advisors for advice regarding the ongoing consequences of holding defeased obligations.

Post-Closing Conversion of Convertible Debentures

On a Post-Closing Conversion of Convertible Debentures, all accrued and unpaid interest outstanding in respect of the Convertible Debentures up to, but excluding, the Date of Conversion will be paid in full. A Resident Holder will be required to include all such interest in computing its income under the Tax Act for the taxation year in which the Date of Conversion occurs, to the extent such amount has not otherwise been included in income in a preceding taxation year.

On a Post-Closing Conversion, a Resident Holder will be considered, for purposes of the Tax Act, to have disposed of such Convertible Debentures for proceeds of disposition equal to the cash amount equivalent to the Transaction Consideration received from the Company on the Post-Closing Conversion less any amount received or deemed to be received on account of interest. The Resident Holder will generally recognize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition are greater (or less) than the proceeds of disposition already deemed realized upon the defeasance of the Convertible Debentures to the Resident Holder and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Taxation of Capital Gains and Capital Losses”.

Any amount considered to be paid by the Company to a Resident Holder as a penalty or bonus because the Post-Closing Conversion of a Convertible Debenture occurs before the maturity thereof will be deemed to be interest received at that time by the Resident Holder, to the extent that such amount can reasonably be considered to relate to, and does not exceed the value at the time of the Post-Closing Conversion of, the interest that would have been paid or payable on the Convertible Debenture for a taxation year ending after the Post-Closing Conversion had the Convertible Debenture not been converted. Resident Holders should consult their own tax advisors in this regard.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

Additional Refundable Tax

A Resident Holder that is throughout the taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a tax (refundable in certain circumstances) on certain investment income including amounts in respect of interest and taxable capital gains.

Alternative Minimum Tax

A Resident Holder that is an individual (other than certain trusts) may be subject to alternative minimum tax under the Tax Act if the Resident Holder realizes capital gains.

Qualified Investment Status – Delisting of Convertible Debentures

It is expected that on Closing, or shortly thereafter, the Convertible Debentures will cease to be qualified investments for trusts governed by a registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered education savings plan, registered disability savings plan, or a tax-free savings account (collectively, the “Deferred Plans”).

If the Convertible Debentures are not a qualified investment for the purposes of the Tax Act and a trust governed by a Deferred Plan holds Convertible Debentures, the holders or annuitants of the Deferred Plan, and/or the trust governed by the Deferred Plan, may be subject to substantial penalty taxes, the trust governed by the Deferred Plan may become taxable on its income earned in respect of the Convertible Debentures and other negative tax consequences may result. Resident Holders holding Convertible Debentures in Deferred Plans should consult their own tax advisors.

Holders not Resident in Canada

This portion of the summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm’s length with any transferee resident or deemed to be resident in Canada to whom the Holder disposes of Convertible Debentures and (iii) does not use or hold (and is not deemed to use or hold) the Convertible Debentures in connection with a trade or business that the Holder carries on, or is deemed to carry on, in Canada at any time (a “Non-Resident Holder”).

This summary is not applicable to a Non-Resident Holder that is a “specified shareholder” as defined in subsection 18(5) of the Tax Act of the Company or that does not deal at arm’s length for purposes of the Tax Act with a “specified shareholder” of the Company. Generally, for this purpose, a “specified shareholder” includes a person that owns, has a right to acquire or control, or is deemed to own, either alone or together with persons with which the person does not deal at arm’s length for purposes of the Tax Act, shares of the capital stock of the Company that either (i) give the shareholder 25% or more of the votes that could be cast at an annual meeting of the shareholders or (ii) have a fair market value of 25% or more of the fair market value of all of the issued and outstanding shares of the capital stock of the Company. Such Non-Resident Holders should consult their own tax advisors.

Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere and to an “authorized foreign bank,” as defined in the Tax Act. Such persons should consult with their own tax advisors.

Pre-Closing Conversion of Convertible Debentures

A Non-Resident Holder of a Convertible Debenture will not be subject to tax under the Tax Act in respect of any capital gain (and will not be entitled to deduct any amount in respect of any capital loss) realized on the disposition of the Convertible Debenture pursuant to the Pre-Closing Conversion, unless such Convertible Debenture constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax treaty. See the section below entitled “Taxable Canadian Property”.

A Non-Resident Holder should not be subject to Canadian withholding tax under the Tax Act in respect of interest, including (i) interest that is paid to a Non-Resident Holder, and (ii) amounts deemed to be interest paid or credited to the Non-Resident Holder on their conversion of a Convertible Debenture as a result of a Pre-Closing Conversion, provided that the interest is not “participating debt interest” (as defined in the Tax Act). See “Risk Factor – Withholding Tax”.

A Non-Resident Holder will generally be considered to have acquired the Common Shares on the Pre Closing Conversion at a cost equal to the fair market value of such Common Shares at the time of the Pre-Closing Conversion. The adjusted cost base to a Non-Resident Holder of Common Shares at a particular time will generally be determined by averaging the cost of such Common Shares with the adjusted cost base of any other Common Shares held by such Non-Resident Holder as capital property at that time.

Defeasance

Convertible Debentures that are not validly converted during the Make Whole Conversion Period prior to the Conversion Deadline will be defeased effective as of the date of Closing of the Proposed Transaction. Upon defeasance of Convertible Debentures, the Company will be deemed to have fully paid, satisfied and discharged the Convertible Debentures. These transactions will result in a deemed disposition of Convertible Debentures for proceeds equal to fair market value of the rights received upon the defeasance. A Non-Resident Holder of a Convertible Debenture will not be subject to tax under the Tax Act in respect of any capital gain (and will not be entitled to deduct any amount in respect of any capital loss) realized on the deemed disposition of the Convertible Debenture pursuant to the defeasance, unless such Convertible Debenture constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax treaty. See the section below entitled “Taxable Canadian Property”.

A Non-Resident Holder should not be subject to Canadian withholding tax under the Tax Act in respect of interest, including (i) interest that is paid to a Non-Resident Holder, and (ii) amounts deemed to be interest paid or credited to the Non-Resident Holder on their disposition of a Convertible Debenture as a result of the defeasance, provided that the interest is not “participating debt interest” (as defined in the Tax Act). See “Risk Factor – Withholding Tax”.

Non-Resident Holders should consult with their own tax advisors for advice regarding the ongoing consequences of holding defeased obligations.

Post-Closing Conversion of Convertible Debentures

A Non-Resident Holder of a Convertible Debenture will not be subject to tax under the Tax Act in respect of any capital gain (and will not be entitled to deduct any amount in respect of any capital loss) realized on the disposition of the Convertible Debenture pursuant to a Post-Closing Conversion, unless such Convertible Debenture constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax treaty. See the section below entitled “Taxable Canadian Property”.

A Non-Resident Holder should not be subject to Canadian withholding tax under the Tax Act in respect of interest, including (i) interest that is paid to a Non-Resident Holder, and (ii) amounts deemed to be interest paid or credited to the Non-Resident Holder on their disposition of a Convertible Debenture as a result of a Post-Closing Conversion, provided that the interest is not “participating debt interest” (as defined in the Tax Act). See “Risk Factor – Withholding Tax”.

Taxable Canadian Property

Provided that the Common Shares are listed on a designated stock exchange for purposes of the Tax Act (which currently includes both the TSX and NYSE) at a particular time, the Convertible Debentures will not constitute taxable Canadian property to a Non-Resident Holder at such time unless at any particular time during the sixty-month period that ends at that time: (a) (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, or (iv) any combination of the persons and partnerships described in (i) through (iii), owned 25% or more of any class or series of shares of the capital stock of the Company; and (b) the Common Shares derived, directly or indirectly, more than 50% of their fair market value from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options or interests in respect of property described in (i), (ii) and (iii), whether or not such property exists. In certain other circumstances set out in the Tax Act, Convertible Debentures which are not otherwise taxable Canadian property may be deemed to constitute taxable Canadian property. Non-Resident Holders whose Convertible Debentures may be taxable Canadian property should consult with their own tax advisors for advice having regard to their particular circumstances.

Risk Factor – Withholding Tax

The Tax Act generally does not impose withholding tax on interest paid or credited to non-residents of Canada with whom the payor deals at arm’s length. However, Canadian withholding tax does apply to payments of “participating debt interest.” For purposes of the Tax Act, participating debt interest is generally interest that is paid on an obligation where all or any portion of such interest is contingent or dependent on the use of or production from property in Canada, is computed by reference to revenue, profit, cash flow, commodity price or any similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation.

Under the Tax Act, when a debenture or other debt obligation issued by a person resident in Canada is assigned or otherwise transferred by a non-resident person to a person resident in Canada (which would include a conversion of the obligation or payment on maturity), the amount, if any, by which the price for which the obligation was assigned or transferred exceeds the price for which the obligation was issued is deemed to be a payment of interest on that obligation made by the person resident in Canada to the non-resident (an “excess”). The deeming rule does not apply in respect of certain “excluded obligations,” although it is not clear whether a particular convertible debenture would qualify as an “excluded obligation.” If a convertible debenture is not an “excluded obligation,” the issues that arise are whether any excess would be considered to exist, whether any such excess which is deemed to be interest is “participating debt interest,” and if the excess is participating debt interest, whether that results in all interest on the obligation being considered to be participating debt interest.

The CRA has stated that it would not consider the excess or regular periodic interest payments to be participating debt interest, provided that the convertible debenture in question was issued by a public corporation and otherwise satisfied the requirements of a “standard convertible debenture” (as that term was defined in a letter from the Joint Committee on Taxation of the Canadian Bar Association and the Canadian Institute of Chartered Accountants sent to the CRA on May 10, 2010) and therefore there would be no withholding tax in such circumstances (provided that the payor and payee deal at arm’s length for purposes of the Tax Act). The Convertible Debentures should generally meet the criteria set forth in the CRA’s statement. However, the application of the CRA’s published guidance to the Convertible Debentures is uncertain and there is a risk that the CRA could take the position that amounts paid or payable to a non-resident holder of Convertible Debentures on account of interest or any excess amount may be subject to Canadian withholding tax at a rate of 25% (subject to any reduction in accordance with any applicable income tax treaty or convention).

The Indenture does not contain a requirement for the Company to increase the amount of interest or other payments to holders of Convertible Debentures should we be required to withhold amounts in respect of income or similar taxes on payments of interest or other amounts.

For further information, holders of Convertible Debentures may contact the Trustee or the Information Agent as follows:

The Trustee is:

COMPUTERSHARE TRUST COMPANY OF CANADA

100 University Avenue
8th Floor
Toronto, ON M5J 2Y1

For Information:
Telephone: 1-800-564-6253 (toll-free)

The Information Agent is:

KINGSDALE ADVISORS

North American Toll Free Phone: 1-866-229-8263